EXHIBIT 10.2
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                        RELEASE AGREEMENT

     1.   The parties to this Release Agreement ("Release") are:
William P. Hobgood ("Hobgood") and United Air Lines, Inc.
("United").

     2. Waiver and Release of All Claims. In consideration for the Letter Agreement dated February 24, 2000 between Hobgood and United and all other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, hereby releases and forever discharges United and each and every one of its past, present or future directors, officers, successors, employees, subsidiaries, affiliates, sister and parent companies, divisions and assigns of and from any and all actions, causes of action, claims, suits, charges, damages and costs, in relation to all claims which exist as of the date of execution of this Release or which could have been alleged up to the date of this Release. Hobgood further agrees not to commence or cause to be commenced on his behalf any administrative charge or claims, administrative review or legal action of any kind against United asserting any claim or charge arising from or in any way relating to his employment with United up to the date of this Release, including, but not limited to: claims which could have arisen under Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Americans With Disabilities Act; the Illinois Human Rights Act, and/or any other state, federal or municipal employment discrimination statutes (including claims based on sex, sexual harassment, age, race, national origin, religion, ancestry, harassment, marital status, handicap, disability, retaliation and/or attainment of benefit plan rights); and/or any other claim whatsoever including, but not limited to, claims relating to implied or express employment contracts, stock option agreements, public policy or tort claims, intentional infliction of emotional distress claims, personal injury claims, defamation claims, privacy claims, wrongful discharge claims, common law claims, claims relating to legal restriction on United's right to terminate employees or pursuant to any other claim whatsoever, arising out of or relating to his employment with United and/or any other occurrence to the date of this Agreement, but excluding claims which Hobgood cannot by law waive and claims for breach of the Letter Agreement dated February 24, 2000.

     3. Consideration. The parties agree that the amounts to be paid under the Letter
Agreement dated February 24, 2000 and other considerations are in excess of any sum to which Hobgood might otherwise be entitled, and that the same constitute an extra payment and benefit in exchange for the signing of this Release. Hobgood further agrees that consideration exceeds any compensation, severance pay and/or other benefits which Hobgood could claim were owed to him by United or by United sponsored benefit plans, programs or policies.

     4.   HOBGOOD UNDERSTANDS THAT THIS RELEASE INCLUDES A
RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

     5. Entire Agreement. This Release and the Letter Agreement dated February 24, 2000 constitute the entire agreement between United and Hobgood. No other promises or agreement shall be binding unless in writing and signed by both parties. Hobgood and United further agree that this Release may be executed in counterparts and each executed counterpart shall be as effective as a signed original. Photographic or faxed copies of such signed counterparts may be used in lieu of the originals for any purpose.

     6. Separability. If any portion of this Release is found to be unenforceable, the remainder of the Release shall remain in full force and effect.

     7. Time to Review, Attorney Consultation, and Full Knowledge Consent and Voluntary Signing of Agreement. Hobgood acknowledges and agrees that United has advised and encouraged him to consult with an attorney regarding this Release. Hobgood further acknowledges and agrees that: (a) he has carefully read this Release and fully understands its meaning, intent and terms;
(b) he has full knowledge of its legal consequences; (c) he agrees to all the terms of the Release and is voluntarily signing below; (d) other than as stated herein, Hobgood attests that no promise or inducement has been offered for this Release; and (e) he is legally competent to execute this Release and accepts full responsibility therefore.

     8. Construction. The Release shall be governed by the laws of the State of Illinois. If any of its provisions are held to be invalid or unenforceable by a court of competent jurisdiction, such holding shall not invalidate any of the other provisions of the Release, it is being intended that the provisions of the Release are severable.

     WHEREFORE, Hobgood agrees that he has read and voluntarily entered into this Release with full knowledge of it significance.



WILLIAM P. HOBGOOD                 UNITED AIR LINES, INC.:

/s/ William P. Hobgood             By: James E. Goodwin
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                                   Title:
Date:3/10/00                           Chairman and Chief Executive Officer
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                                   Date:
                                        3/10/00
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